    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 4, 1997

                                                    REGISTRATION NO.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                         ------------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                         ------------------------------

                        OMEGA HEALTHCARE INVESTORS, INC.
             (Exact name of registrant as specified in its charter)

                                    MARYLAND
                          (State or other jurisdiction
                       of incorporation or organization)
                          (Primary Standard Industrial
                          Classification Code Number)
                                   38-3041398
                                (I.R.S. Employer
                              Identification No.)

                     905 West Eisenhower Circle, Suite 110
                           Ann Arbor, Michigan 48103
                                 (313) 747-9790
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                         ------------------------------

                              ESSEL W. BAILEY, JR.
                     905 West Eisenhower Circle, Suite 110
                           Ann Arbor, Michigan 48103
                                 (313) 747-9790
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                          Copies of communications to:

                              DON M. PEARSON, ESQ.
                             WILLIAM A. JONES, ESQ.
                      Argue Pearson Harbison & Myers, LLP
                            801 South Flower Street
                         Los Angeles, California 90017
                                 (213) 622-3100
                         ------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this Registration Statement.
                         ------------------------------

    If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
                        CALCULATION OF REGISTRATION FEES

=========================================================================================================
                                                           PROPOSED MAXIMUM
               TITLE OF EACH CLASS OF                          AGGREGATE                 AMOUNT OF
             SECURITIES TO BE REGISTERED                   OFFERING PRICE(2)          REGISTRATION FEE
---------------------------------------------------------------------------------------------------------
Common Stock (par value $0.10 per share).............         $100,000,000               $30,152(1)
---------------------------------------------------------------------------------------------------------
(1) Calculated pursuant to Rule 457(o) of the rules and regulations under the
    Securities Act of 1933, as amended.
=========================================================================================================

                        OMEGA HEALTHCARE INVESTORS, INC.
                             CROSS REFERENCE SHEET
                  (PURSUANT TO ITEM 501(b) OF REGULATION S-K)

                     ITEMS OF FORM S-4                                PROSPECTUS CAPTION OR LOCATION
                     -----------------                                ------------------------------
A. INFORMATION ABOUT THE TRANSACTION
  1    Forepart of Registration Statement and Outside Front
       Cover Page of Prospectus.............................    Facing Page of Registration Statement;
                                                                Outside Front Cover Page of Prospectus
  2    Inside Front and Outside Back Cover Pages of
       Prospectus...........................................    Inside Front Cover Page of Prospectus
  3    Risk Factors, Ratio of Earnings to Fixed Charges and
       Other Information....................................    The Company
  4    Terms of Transaction.................................    Not Applicable
  5    Pro Forma Financial Information......................    Not Applicable
  6    Material Contracts with the Company Being Acquired...    Not Applicable
  7    Additional Information Required for Reoffering by
       Persons and Parties Deemed to be Underwriters........    Selling Stockholders
  8    Interests of Named Experts and Counsel...............    Not Applicable
  9    Disclosure of Commission Position on Indemnification
       for Securities Act Liabilities.......................    Not Applicable

B. INFORMATION ABOUT THE REGISTRANT
 10    Information with Respect to S-3 Registrants..........    Incorporation of Certain Information by
                                                                Reference; The Company
 11    Incorporation of Certain Information by Reference....    Incorporation of Certain Information by
                                                                Reference
 12    Information with Respect to S-2 or S-3 Registrants...    Not Applicable
 13    Incorporation of Certain Information by Reference....    Not Applicable
 14    Information with Respect to Registrants Other than
       S-3 or S-2 Registrants...............................    Not Applicable

C. INFORMATION ABOUT THE COMPANY BEING ACQUIRED
 15    Information with Respect to S-3 Company..............    Not Applicable
 16    Information with Respect to S-2 or S-3 Companies.....    Not Applicable
 17    Information with Respect to Companies Other than S-3
       or S-2 Companies.....................................    Not Applicable

D. VOTING AND MANAGEMENT INFORMATION
 18    Information if Proxies, Consents or Authorization are
       to be Solicited......................................    Not Applicable
 19    Information if Proxies, Consents or Authorizations
       are not to be Solicited in an Exchange Offer.........    Not Applicable

PROSPECTUS

                                  $100,000,000

                        OMEGA HEALTHCARE INVESTORS, INC.
                             SHARES OF COMMON STOCK

     This Prospectus relates to the issuance from time to time by Omega Healthcare Investors, Inc., a Maryland corporation (the "Company"), of shares of the Company's common stock, par value $.10 per share (the "Common Stock"), in an aggregate amount of up to $100,000,000, upon terms to be determined at the time of such offering. The Common Stock may be offered in such amounts, at such prices and on such terms as set forth in a prospectus supplement to the Prospectus (a "Prospectus Supplement").

     The Common Stock is to be offered directly by the Company in connection with the acquisition of the assets of, or ownership interest in, certain healthcare related properties, as determined pursuant to arms-length negotiations between the Company and the sellers of the properties. The specific terms under which the Common Stock is being offered in connection with the delivery of this Prospectus will be set forth in the applicable Prospectus Supplement and will include the specific number of shares of Common Stock and the issuance price per share. In addition, such specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of the Common Stock, in each case as may be appropriate to preserve the status of the Company as a real estate investment trust ("REIT") for federal income tax purposes. The Common Stock may not be offered through this Prospectus without delivery of the applicable Prospectus Supplement.

     The applicable Prospectus Supplement will also contain information, where applicable, about certain federal income tax considerations relating to, and any listing on a securities exchange of, the shares of Common Stock covered by such Prospectus Supplement.

                           -------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR
  ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
     PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           -------------------------

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE
                  MERITS OF THIS OFFERING. ANY REPRESENTATION
                          TO THE CONTRARY IS UNLAWFUL.

                           -------------------------

    THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF SECURITIES UNLESS
                    ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

                           -------------------------

                The date of this Prospectus is January 31, 1997

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission in Washington, D.C. (Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549), and at the Commission's Regional Offices in Chicago (500 West Madison Street, Suite 1400, Chicago, Illinois 60665) and New York City (7 World Trade Center, 13th Floor, New York, New York 10048). Copies of such material can be obtained from the Commission's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The common stock of the Company is listed on the New York Stock Exchange and reports, proxy statements and other information concerning Omega Healthcare Investors, Inc. can be inspected at 20 Broad Street, New York, New York. The Company has filed with the Commission a Registration Statement on Form S-4 with respect to the securities offered hereby. This Prospectus and any accompanying Prospectus Supplement do not contain all information set forth in the Registration Statement, in accordance with the rules and regulations of the Commission, and exhibits thereto which the Company has filed with the Commission under the Securities Act of 1933 and to which reference is hereto made.
                           -------------------------

                      DOCUMENTS INCORPORATED BY REFERENCE

     The following documents previously filed with the Commission are incorporated in this Prospectus by reference:

     - Annual Report of the Company on Form 10-K for the year ended December 31, 1995;

     - Quarterly Reports of the Company on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996, and September 30, 1996;

     - Current Reports of the Company on Form 8-K dated June 10, 1996, and January 19, 1996;

     - Proxy Statement dated March 13, 1996, in connection with the Company's Annual Meeting of Stockholders held on April 16, 1996; and

     - The description of the Company's Common Stock, $.10 par value, contained in its Initial Registration Statement on Form 8-A, filed under Section 12 of the Securities Exchange Act of 1934, and declared effective by the Commission on August 7, 1992.

     All documents filed by Omega Healthcare Investors, Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date hereof and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing such documents. All information appearing in this Prospectus is qualified in its entirety by the detailed information and financial statements (including the notes thereto) appearing in the documents incorporated by reference. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Omega Healthcare Investors, Inc. will provide without charge to each person to whom this Prospectus is delivered, on written or oral request of such person, a copy (without exhibits other than exhibits specifically incorporated by reference therein) of any or all documents incorporated by reference into this Prospectus within the meaning of Section 10(a) of the Securities Act of 1933. Requests for such copies should be directed to Essel W. Bailey, Jr., President and Secretary of the Company, at the Company's principal executive offices at 905 West Eisenhower Circle, Suite 110, Ann Arbor, Michigan 48103, telephone
(313) 747-9790.

                                  THE COMPANY

     Omega Healthcare Investors, Inc. (the "Company") was incorporated in the State of Maryland on March 31, 1992. It is a self administered real estate investment trust ("REIT") which invests in income producing healthcare facilities, principally long-term care facilities located primarily in the United States.

     As of December 31, 1996, the Company's portfolio of domestic investments consisted of 214 long-term care facilities, and 3 medical office buildings. The Company owns and leases 132 long-term care facilities and 3 medical office buildings, and provides mortgages, including participating and convertible participating mortgages, on 82 long-term care facilities. The facilities are located in 24 states and operated by 34 unaffiliated operators. The Company is also an owner of and provides management/advisory services to Principal Healthcare Finance Limited which owns and leases 42 nursing homes in the United Kingdom. The Company's gross investments at December 31, 1996 totaled $643.3 million.

     The investment objectives of the Company are to pay regular cash dividends to shareholders, to provide the opportunity for increased dividends from annual increases in rental and interest income from revenue participations and from portfolio growth, to preserve and protect shareholders' capital, and to provide the opportunity to realize capital growth resulting from appreciation.

     The Company intends to make and manage its investments (including the sale or disposition of property or other investments) in such a manner as to be consistent with the requirements of the Code (or regulations thereunder) to qualify as a real estate investment trust ("REIT"), unless, because of changes in circumstances or changes in the Code (or regulations thereunder), the Board of Directors determines that it is no longer in the best interests of the Company to qualify as a REIT.

     The executive offices of the Company are located at 905 West Eisenhower Circle, Suite 110, Ann Arbor, Michigan 48103. Its telephone number is (313) 747-9790.

                  FEDERAL INCOME TAX AND ERISA CONSIDERATIONS

     The following description of certain federal income tax matters and the Employee Retirement Income Security Act of 1974, as amended ("ERISA") is qualified in its entirety by reference to the more detailed description thereof contained in the opinion of Argue Pearson Harbison & Myers, LLP, Los Angeles, California, regarding such matters, which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

     The Company is and intends to remain qualified as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"). As a REIT, the Company's net income which is distributed as dividends to shareholders will be exempt from federal taxation. Distributions to the Company's shareholders generally will be includable in their income. However, dividends distributed which are in excess of current or accumulated earnings will be treated for tax purposes as a return of capital to the extent of a shareholder's basis, and will reduce the basis of shareholders' shares of Common Stock with respect to which the distribution is paid or, to the extent that they exceed such basis, will be taxed in the same manner as gain from the sale of those shares of Common Stock.

     The Company intends to conduct its affairs so that the assets of the Company will not be deemed to be "plan assets" of any individual retirement account, employee benefit plan subject to Title I or ERISA, or other qualified retirement plan subject to Section 4975 of the Code which acquires its Common Stock. The Company believes that under present law, its distributions do not create so called "unrelated business taxable income" to tax exempt entities such as pension trusts, subject, however, to certain new rules which after 1993 will apply to pension trusts holding more than 10% of the Company's Common Stock.

EACH PROSPECTIVE PURCHASER OF THE COMMON STOCK IS ADVISED TO CONSULT HIS OWN PROFESSIONAL ADVISOR REGARDING THE SPECIFIC FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX AND ERISA CONSEQUENCES TO HIM OF THE PURCHASE, OWNERSHIP AND SALE OF THE COMMON STOCK.

                              SELLING STOCKHOLDERS

     The Company will issue shares of Common Stock in connection with its acquisition of the assets or stock of healthcare properties. Certain persons who are deemed affiliates of the Company may determine to reoffer such shares to the public. The identity of the selling stockholders, the number of shares of Common Stock to be sold by the selling stockholders and the price per share of Common Stock will be determined at the time of the consummation of the particular transaction. Specific information regarding the transaction, the identity of the selling stockholders and the number of shares of Common Stock to be resold will be provided at the time of such transaction by means of a Prospectus Supplement or a Post-Effective Amendment hereto, as applicable.

     The sale of such shares of Common Stock by the selling stockholders may be effected from time to time in transactions on the New York Stock Exchange, in negotiated transactions, through the writing of options on such shares of Common Stock, or through a combination of such methods of sale, at prices prevailing at the time of sale, or at negotiated prices. The selling stockholders may effect such transactions by selling such shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of such shares for which such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions).

     The selling stockholders and any broker-dealers who act in connection with the sale of such shares of Common Stock hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and profit on any resale of such shares of Common Stock as principal may be deemed to be underwriting discounts and commissions under the Securities Act.

     The Company intends to make available public information concerning itself in compliance with the Securities Act and the regulations thereunder, and accordingly, Rule 144 or 145 under the Securities Act may be available for use by holders of Common Stock to effect transfers of such securities, subject to compliance with the remaining provisions of such rules.

                                 LEGAL MATTERS

     Certain legal matters with respect to the shares of Common Stock offered hereby will be passed upon for the Company by Argue Pearson Harbison & Myers, LLP, Los Angeles, California.

                                    EXPERTS

     The consolidated financial statements of Omega Healthcare Investors, Inc. (the Company) incorporated by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Articles of Incorporation and Bylaws of the Registrant provide for indemnification of directors and officers to the full extent permitted by Maryland law.

     Section 2-418 of the General Corporation Law of the State of Maryland generally permits indemnification of any director or officer with respect to any proceedings unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and was either committed in bad faith or the result of active or deliberate dishonesty; (b) the director or officer actually received an improper personal benefit in money, property or services, or; (c) in the case of criminal proceedings, the director or officer had reasonable cause to believe that the act or omission was unlawful. The indemnity may include judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director or officer in connection with the proceedings; provided, however, that if the proceeding is won by, or in the right of, the corporation, indemnity is permitted only for reasonable expenses and not with respect to any proceeding in which the director shall have been adjudged to be liable to the corporation. The termination of any proceeding by judgment, order or settlement does not create a presumption that the director did not meet the requisite standard of conduct required for permitted indemnification. The termination of any proceeding by conviction, or plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet that standard of conduct.

     The Company has entered into indemnity agreements with the officers and directors of the Company that provide that the Company will, subject to certain conditions, pay on behalf of the indemnified party any amount which the indemnified party is or becomes legally obligated to pay because of any act or omission or neglect or breach of duty, including any actual or alleged error or misstatement or misleading statement, which the indemnified party commits or suffers while acting in the capacity as an officer or director of the Company.

     Insofar as indemnification for liabilities arising under the Securities Act is permitted to directors and officers of the Registrant pursuant to the above-described provisions, the Registrant understands that the Commission is of the opinion that such indemnification contravenes federal public policy as expressed in said act and therefore is unenforceable.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

EXHIBIT NO.                            DESCRIPTION
-----------                            -----------
    3.1        Articles of Incorporation, as amended, of the Registrant,
               filed as Exhibit 3.1 to the Registrant's Form 10-Q for the quarter ended March 31, 1995 and incorporated herein by this reference.
    3.2        Amended and Restated Bylaws of the Registrant, as amended
               August 17, 1993 (Incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-4 (#33-70612)
               dated October 21, 1993)
    5          Opinion of Counsel to the Registrant regarding legality
    8          Opinion of Counsel to the Registrant regarding tax
               consequences.
   10.1        Agreement of Acquisition and Lease by and between the
               Registrant and Diversicare Corporation of America dated June
               1992 (Incorporated by reference to Exhibit 10.4 to the
               Company's Registration Statement (#33-48268) on Form S-11
               effective August 7, 1992)
   10.2        Form of Master Lease with Diversicare (Incorporated by
               reference to Exhibit 10.5 to the Company's Registration
               Statement (#33-42868) on Form S-11 effective August 7, 1992)

EXHIBIT NO.                            DESCRIPTION
-----------                            -----------
   10.3        Loan Agreement by and between the Registrant, First Property
               Management, Inc., Professional Health Care Management, Inc.,
               and certain affiliates dated June 1992, Form of Mortgage
               Note for Michigan facilities, and Form of First Amendment to
               Michigan Loan Agreement (Incorporated by reference to
               Exhibit 10.6 to the Company's Registration Statement
               (#33-48268) on Form S-11 effective August 7, 1992)

   10.4        Form of Participating Mortgage for Michigan facilities
               (Incorporated by reference to Exhibit 10.7 to the Company's
               Registration Statement (#33-48268) on Form S-11 effective
               August 7, 1992)

   10.5 First Amendment to Michigan Loan Agreement by and between the Registrant and Professional Health Care Management,
               Inc., dated August 14, 1992 (Incorporated by reference to
               Exhibit 10.3 in the Company's Registration Statement on Form
               S-11 (#33-51922) effective October 1, 1992)

   10.6 Support Agreement dated August 14, 1992, whereby the Parent of Diversicare agrees to support the financial obligations of Diversicare under the Amended and Restated Agreement of Acquisition (Incorporated by reference to Exhibit 10.6 to the Company's Registration Statement (#33-51922) on Form
               S-11 effective October 1, 1992)

   10.7        Master Lease, as amended by Amendment Agreement dated
               December 22, 1992 (Incorporated by reference to Exhibit 10.2 to the Company's Form 8-K dated December 24, 1992)

   10.8        Second Amendment to Master Lease, as amended by Amendment
               Agreement dated December 24, 1992 (Incorporated by reference to Exhibit 10.13 to the Company's Form 10-K for the year ended December 31, 1992)

   10.9        1993 Retirement Plan for Directors, effective March 2, 1993
               (Incorporated by reference to Exhibit 10.15 to the Company's
               Form 10-K for the year ended December 31, 1992)

   10.10       1993 Deferred Compensation Plan, effective March 2, 1993
               (Incorporated by reference to Exhibit 10.16 to the Company's
               Form 10-K for the year ended December 31, 1992)

   10.11       Form of Note Exchange Agreement -- 10% Senior Notes due July
               15, 2000 (Incorporated by reference to Exhibit 10.1 to the Company's Form 10-Q for the quarterly period ended September
               30, 1995)

   10.12       Form of Note Exchange Agreement -- 7.4% Senior Notes due
               July 15, 2000 (Incorporated by reference to Exhibit 10.2 to the Company's Form 10-Q for the quarterly period ended
               September 30, 1995)

   10.13       Form of Note Purchase Agreement -- 7.4% Senior Notes due
               July 15, 2000 (Incorporated by reference to Exhibit 10.25 to the Company's Form 10-K for the year ended December 31,
               1995)

   10.14 Amended and Restated Loan Agreement with Fleet Bank, N.A., et al. (Incorporated by reference to the Company's Form 10-Q for the quarterly period ended June 30, 1996)

   11 Statement re Computation of Per Share Earnings (Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1995)

   12          Statement re Computation of Ratio of Earnings to Fixed
               Charges

   13          Annual Report to Shareholders for the year ended December
               31, 1995 (Incorporated by reference to the Company's Annual
               Report on Form 10-K for the for the year ended December 31,
               1995)

   21          Subsidiaries of the Registrant

   23.1        Consent of Counsel to the Registrant (included in Exhibit 5 and Exhibit 8)

   23.2        Consent of Ernst & Young LLP

   24          Form of Power of Attorney included on Signature Page

ITEM 22. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the Registration Statement.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ann Arbor, State of Michigan, on the 31st day of January, 1997.

                                          OMEGA HEALTHCARE INVESTORS, INC.

                                          By:    /s/ ESSEL W. BAILEY, JR.
                                            ------------------------------------
                                                    Essel W. Bailey, Jr.
                                               Chairman, President and Chief
                                                      Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Essel W. Bailey, Jr. and David A. Stover, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURES                                     TITLE                            DATE
             ----------                                     -----                            ----

      /s/ ESSEL W. BAILEY, JR.           Chairman, President, Chief Executive          January 31, 1997
------------------------------------     Officer, Secretary and Director (principal
        Essel W. Bailey, Jr.             executive officer)

         /s/ DAVID A. STOVER             Vice President and Chief Financial Officer    January 31, 1997
------------------------------------     (principal financial and principal
           David A. Stover               accounting officer)

          /s/ JAMES E. EDEN              Director                                      January 31, 1997
------------------------------------
            James E. Eden

        /s/ THOMAS F. FRANKE             Director                                      January 31, 1997
------------------------------------
          Thomas F. Franke

      /s/ HAROLD J. KLOOSTERMAN          Director                                      January 31, 1997
------------------------------------
        Harold J. Kloosterman

        /s/ BERNARD J. KORMAN            Director                                      January 31, 1997
------------------------------------
          Bernard J. Korman

        /s/ EDWARD LOWENTHAL             Director                                      January 31, 1997
------------------------------------
          Edward Lowenthal

        /s/ ROBERT L. PARKER             Director                                      January 31, 1997
------------------------------------
          Robert L. Parker

                                 EXHIBIT INDEX

                                                                             SEQUENTIALLY
                                                                               NUMBERED
EXHIBIT NO.                            DESCRIPTION                               PAGE
-----------                            -----------                           ------------

    3.1 Articles of Incorporation, as amended, of the Registrant, filed as Exhibit 3.1 to the Registrant's Form 10-Q for the quarter ended March 31, 1995 and incorporated herein by this reference.

    3.2        Amended and Restated Bylaws of the Registrant, as amended
               August 17, 1993 (Incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-4 (#33-70612)
               dated October 21, 1993)

    5          Opinion of Counsel to the Registrant regarding legality

    8 Opinion of Counsel to the Registrant regarding tax consequences.

   10.1 Agreement of Acquisition and Lease by and between the Registrant and Diversicare Corporation of America dated June
               1992 (Incorporated by reference to Exhibit 10.4 to the Company's Registration Statement (#33-48268) on Form S-11
               effective August 7, 1992)

   10.2 Form of Master Lease with Diversicare (Incorporated by reference to Exhibit 10.5 to the Company's Registration
               Statement (#33-42868) on Form S-11 effective August 7, 1992)

   10.3        Loan Agreement by and between the Registrant, First Property
               Management, Inc., Professional Health Care Management, Inc., and certain affiliates dated June 1992, Form of Mortgage
               Note for Michigan facilities, and Form of First Amendment to Michigan Loan Agreement (Incorporated by reference to
               Exhibit 10.6 to the Company's Registration Statement
               (#33-48268) on Form S-11 effective August 7, 1992)

   10.4        Form of Participating Mortgage for Michigan facilities
               (Incorporated by reference to Exhibit 10.7 to the Company's
               Registration Statement (#33-48268) on Form S-11 effective
               August 7, 1992)

   10.5 First Amendment to Michigan Loan Agreement by and between the Registrant and Professional Health Care Management,
               Inc., dated August 14, 1992 (Incorporated by reference to
               Exhibit 10.3 in the Company's Registration Statement on Form
               S-11 (#33-51922) effective October 1, 1992)

   10.6 Support Agreement dated August 14, 1992, whereby the Parent of Diversicare agrees to support the financial obligations of Diversicare under the Amended and Restated Agreement of Acquisition (Incorporated by reference to Exhibit 10.6 to the Company's Registration Statement (#33-51922) on Form
               S-11 effective October 1, 1992)

   10.7        Master Lease, as amended by Amendment Agreement dated
               December 22, 1992 (Incorporated by reference to Exhibit 10.2 to the Company's Form 8-K dated December 24, 1992)

   10.8        Second Amendment to Master Lease, as amended by Amendment
               Agreement dated December 24, 1992 (Incorporated by reference to Exhibit 10.13 to the Company's Form 10-K for the year ended December 31, 1992)

   10.9        1993 Retirement Plan for Directors, effective March 2, 1993
               (Incorporated by reference to Exhibit 10.15 to the Company's
               Form 10-K for the year ended December 31, 1992)

   10.10       1993 Deferred Compensation Plan, effective March 2, 1993
               (Incorporated by reference to Exhibit 10.16 to the Company's
               Form 10-K for the year ended December 31, 1992)

   10.11       Form of Note Exchange Agreement -- 10% Senior Notes due July
               15, 2000 (Incorporated by reference to Exhibit 10.1 to the Company's Form 10-Q for the quarterly period ended September
               30, 1995)

                                                                             SEQUENTIALLY
                                                                               NUMBERED
EXHIBIT NO.                            DESCRIPTION                               PAGE
-----------                            -----------                           ------------
   10.12       Form of Note Exchange Agreement -- 7.4% Senior Notes due
               July 15, 2000 (Incorporated by reference to Exhibit 10.2 to the Company's Form 10-Q for the quarterly period ended
               September 30, 1995)

   10.13       Form of Note Purchase Agreement -- 7.4% Senior Notes due
               July 15, 2000 (Incorporated by reference to Exhibit 10.25 to the Company's Form 10-K for the year ended December 31,
               1995)

   10.14 Amended and Restated Loan Agreement with Fleet Bank, N.A., et al. (Incorporated by reference to the Company's Form 10-Q for the quarterly period ended June 30, 1996)

   11 Statement re Computation of Per Share Earnings (Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1995)

   12          Statement re Computation of Ratio of Earnings to Fixed
               Charges

   13          Annual Report to Shareholders for the year ended December
               31, 1995 (Incorporated by reference to the Company's Annual
               Report on Form 10-K for the for the year ended December 31,
               1995)

   21          Subsidiaries of the Registrant

   23.1        Consent of Counsel to the Registrant (included in Exhibit 5 and Exhibit 8)

   23.2        Consent of Ernst & Young LLP

   24          Form of Power of Attorney included on Signature Page